UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2019

LANDSTAR, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-30542	86-0914051
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

101 J Morris Commons Lane, Suite 105

Morrisville, North Carolina 27560

(Address of Principal Executive Offices)

919-858-6542

(Registrant’s telephone number including area code)

1053 E. Whitaker Mill Road, Suite 115, Raleigh, North Carolina 27604

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On 15 April 2019 LandStar, Inc. (the “Company”) closed a financing transaction pursuant to the terms and conditions of a Securities Purchase Agreement (the “Purchase Agreement”) with Auctus Fund, LLC, a Delaware limited liability company (“Auctus”). Pursuant to the Purchase Agreement, Auctus purchased from the Company a Convertible Promissory Note (the “Note”, and together with the Purchase Agreement, the “Transaction Documents”) in the aggregate principal amount of $600,000.00 (the “Principal Amount”), and delivered gross proceeds of $546,000.00 (excluded were legal fees for Auctus and a transaction fee charged by Auctus). The Note may be converted into shares of the Company’s common stock (the “Common Stock”) by Auctus in whole or in part at any time from time to time after the four (4) month anniversary of the issuance of the Note.

Interest on the principal amount of the Note accrues at the rate of 12% per annum and is payable on 01 April 2020. The Note is convertible into Common Stock at an initial conversion price per share equal to the lesser of: (a) $0.0015; or, (b) 50% multiplied by the lowest trading price for the Company’s common stock during the 25-days of trading ending on the latest complete trading day prior to the date of conversion (the “Conversion Price”). The Conversion Price is subject to adjustment for stock splits, reverse stock splits, stock dividends and other similar transactions and subject to the terms of the Transaction Documents.

The Note may be prepaid in whole at any time up to and until 01 April 2020. Prepayment during the first 180-days following issuance of the Note is subject to a 10% premium on the outstanding principal balance and any accrued and unpaid interest; and, a 25% premium during the remainder of the year after 180-days. If the Company fails to meet its obligations under the terms of the Note the Note shall become immediately due and payable and subject to penalties provided for in the Note.

The Company also granted to Auctus warrants to purchase 60,000,000 shares of Common Stock at $0.005 per share pursuant to the terms and conditions of a Common Stock Purchase Warrant (the “Warrant Agreement”). The Warrant Agreement also contains a cashless exercise feature.

The foregoing descriptions of the Purchase Agreement, Note, and Warrant Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of the Purchase Agreement, Note, and Warrant Agreement. A copy of the form of the Purchase Agreement, Note, and warrant is attached hereto as Exhibit 10.1, 4.1, and 4.2, respectively, and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The foregoing securities under the Purchase Agreement and the Warrant Agreement were offered and sold without registration under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state laws.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished with this report:

Exhibit No.	Exhibit Description

10.1	Securities Purchase Agreement.

4.1	Convertible Promissory Note.

4.2	Warrant Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: 19 April 2019	LANDSTAR, INC.

	By:	/S/ JASON REMILLARD
Jason Remillard,
Chief Executive Officer